LEGG MASON INVESTMENT TRUST, INC.

                            CERTIFICATE OF CORRECTION

         Legg Mason Investment Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: On March 6, 2001, Articles of Amendment for Legg Mason Investment Trust, Inc., a Maryland Corporation ("Corporation"), were filed pursuant to authority granted by the Board of Directors of the Corporation on November 10, 2000 ("Articles of Amendment"). The purpose of this Certificate is to correct inadvertent errors in the Articles of Amendment.

         SECOND: The First paragraph of the Articles of Amendment read as follows:

         On November 10, 2000, the Board of Directors of Legg Mason Investment Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on October 8, 1999, under authority contained in the Corporation's charter, has:

(a) increased the aggregate number of shares of capital stock that the Corporation has authority to issue from four hundred million (400,000,000) to five hundred million (500,000,000) shares; and

(b) created and established a new share class of the Legg Mason Opportunity Trust to be known as "Legg Mason Opportunity Trust, Financial Intermediary Class shares" and designated all one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason Opportunity Trust, Financial Intermediary Class."

         The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classifications and designations described herein, the aggregate par value of all of the authorized shares was four hundred thousand (400,000) dollars; as increased, the aggregate par value of all of the shares is five hundred thousand (500,000) dollars.

         THIRD: The First paragraph of the Articles of Amendment is corrected to read:

         On November 10, 2000, the Board of Directors of Legg Mason Investment Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on October 8, 1999, under authority contained in the Corporation's charter, has created and established a new share class of the Legg Mason Opportunity Trust series of the Corporation to be known as "Legg Mason Opportunity Trust, Financial Intermediary Class" and designated one hundred million (100,000,000) authorized but unissued shares of capital stock of the Corporation as shares of "Legg Mason Opportunity Trust, Financial Intermediary Class."

         The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share, the number of shares that the Corporation has authority to issue remains one billion (1,000,000,000), and the aggregate par value of the Corporation's shares remains one million (1,000,000) dollars.

         FOURTH: The Fourth paragraph of the Articles of Amendment read as follows:

         Immediately before filing these Articles of Amendment, the Corporation had authority to issue four hundred million (400,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of four hundred thousand (400,000) dollars. These shares were classified as follows:

Designation                            Number of Shares
Legg Mason Opportunity Trust           100,000,000 Class A Shares
                                       200,000,000 Primary Class Shares
                                       100,000,000 Navigator Class Shares

         FIFTH: The Fourth paragraph of the Articles of Amendment is corrected to read:

         Immediately before filing these Articles of Amendment, the Corporation had authority to issue one billion (1,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million (1,000,000) dollars. These shares were classified as follows:

Designation                            Number of Shares
Legg Mason Opportunity Trust           100,000,000 Class A Shares
                                       200,000,000 Primary Class Shares
                                       100,000,000 Navigator Class Shares

Unclassified                           600,000,000 shares

         SIXTH: The Fifth paragraph of the Articles of Amendment read as follows:

         Immediately after filing these Articles of Amendment, the Corporation shall have authority to issue five hundred million (500,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of five hundred thousand (500,000) dollars. These shares are classified as follows:

Designation                     Number of Shares
Legg Mason Opportunity Trust    100,000,000 Class A Shares
                                200,000,000 Primary Class Shares
                                100,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

         SEVENTH: The Fifth paragraph of the Articles of Amendment is corrected to read as follows:


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

         Immediately after filing these Articles of Amendment, the Corporation shall continue to have authority to issue one billion (1,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million (1,000,000) dollars. These shares are classified as follows:

Designation                     Number of Shares
Legg Mason Opportunity Trust    100,000,000 Class A Shares
                                200,000,000 Primary Class Shares
                                100,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Unclassified                    500,000,000 shares

         EIGHTH: The Second, Third, and Sixth paragraphs of the Articles of Amendment were correct as originally filed.

         NINTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         TENTH: The undersigned Vice President and Secretary of the Corporation acknowledges that this Certificate of Correction corrects the Articles of Amendment which are the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on March 14, 2001.

ATTEST:                                     LEGG MASON INVESTMENT TRUST, INC.



/s/ Kevin Ehrlich                           By: /s/ Marc R. Duffy
-----------------------------                   -------------------------------
Kevin Ehrlich                                   Marc R. Duffy
Assistant Secretary                             Vice President and Secretary


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